Exhibit 99.1

J.B. Hunt Transport Services, Inc.	Contact:	Kirk Thompson
615 J.B. Hunt Corporate Drive		President and
Lowell, Arkansas 72745		Chief Executive Officer
(NASDAQ: JBHT)		(479) 820-8110

FOR IMMEDIATE RELEASE

J. B. HUNT TRANSPORT SERVICES, INC. REPORTS REVENUES AND EARNINGS
FOR THE SECOND QUARTER OF 2007

•	Second Quarter 2007 Revenue:	$856 million; up 2%
•	Second Quarter 2007 Operating Income:	$96 million; up 1%
•	Second Quarter 2007 EPS:	45 cents* vs. 36 cents
* 2Q 2007 includes $10.3 million benefit, net of tax, (EPS impact 7 cents) for settlement of a proposed IRS adjustment

LOWELL, ARKANSAS, July 17, 2007 - J. B. Hunt Transport Services, Inc., (NASDAQ:JBHT) announced second quarter 2007 net earnings of $63.9 million, or diluted earnings per share of 45 cents vs. 2006 second quarter earnings of $55.3 million, or 36 cents per diluted share.  Included in the second quarter 2007 results is a benefit of $10.3 million, net of income taxes, resulting from the settlement of a proposed tax adjustment by the IRS.

Total operating revenue for the current quarter was $856 million, a 2% increase from the $838 million for the second quarter 2006.  The increase in operating revenue was primarily attributable to growth in our Intermodal (JBI), Dedicated Contract Services (DCS) and Integrated Capacity Solutions (ICS) segments.  The combined tractor fleet declined from 11,993 in the second quarter 2006 to 11,760 in the second quarter 2007.  Containers and trailers grew from 50,738 to 55,821 over the same period.  The growth in the fleet, including containers and trailers, was primarily to support additional intermodal business.

Operating income for the current quarter increased slightly to $96.2 million vs. $95.4 million for the second quarter 2006.  Net interest expense increased significantly from $3.1 million in the second quarter 2006 to $10.8 million in the current quarter, primarily due to higher levels of debt.  These increased borrowings were related primarily to our purchases of company stock, payment of the IRS tax settlement and purchases of trailing equipment off operating leases.  Also contributing to the higher net interest expense was approximately $3 million of additional accrued interest expense as a result of the settlement of a proposed IRS adjustment.  This proposed income tax adjustment was related to a 1999 sale-and-leaseback transaction which had been disclosed previously.  The additional interest expense was included, net of tax benefit, in the $10.3 million net benefit previously mentioned.  Our effective income tax rate for the current quarter decreased to 24.8% in 2007, from 39.0% in 2006, reflecting the settlement of the proposed IRS adjustment.  We expect our effective income tax rate to approximate 35.5% for the full calendar year 2007.

“Thanks to healthy growth in volumes and higher prices in our Intermodal segment, we were able to withstand slower net growth in our DCS segment, and stagnant freight volumes and lower prices in our Truck segment to produce a solid operating performance for the second quarter 2007,” said Kirk Thompson, JBHT President and CEO.

Segment Information:

Intermodal (JBI)

•	Second Quarter 2007 Segment Revenue:	$387 million; up 10%
•	Second Quarter 2007 Operating Income:	$54.2 million; up 25%

Intermodal segment revenue continued its steady expansion with load growth of 14% over the same period in 2006.  The majority of the load growth came from shorter haul eastern lanes impacting our freight mix and length of haul.  Year over year price per mile comparisons remain positive, up 1.5%, while moderating fuel surcharge revenues grew at a slower pace than overall revenue.

Operating income improved by 25%, as we managed improvements in company dray expense, focused on reducing empty miles and reduced the use of outsourced dray carriers.  Improvements were also seen in the overall cost of the container fleet as maintenance costs were reduced and several hundred older, higher maintenance containers were retired.  We continue to re-invest in the container/chassis fleet as older chassis are refurbished to extend their life and new steel containers are acquired to replace the first generation containers.  Our 100% 53 foot container fleet ended the quarter at just under 30,000 units.

Dedicated Contract Services (DCS)

•	Second Quarter 2007 Segment Revenue:	$236 million; up 2%
•	Second Quarter 2007 Operating Income:	$24.8 million; down 4%

DCS revenue grew 2%, driven by a 100 unit increase in the average tractor fleet vs. the same quarter last year.  Revenue per truck per week was flat as an approximate 5% increase in revenue per loaded mile offset a decline in total utilization and an increase in empty miles.  Measured as a percent of gross revenue, operating expenses were generally in line with the same period last year except for a 60 basis point increase in casualty expense.

Demand for customized dedicated services remains strong.  As of the end of the second quarter 2007 we had 280 trucks operating at accounts opened within the past 90 days.  We continue to see a reduction in truck count at some accounts that provide more generic dedicated business.   We also experienced reductions in truck count at other fleets in response to changes in our customers’ business demand.  Reducing truck count to help our customers optimize capacity and reduce their transportation costs is an integral part of Customer Value Deliverytm.  5,213 tractors were assigned to DCS, which is a sequential increase of 29 units over the first quarter of 2007.

Truck (JBT)

•	Second Quarter 2007 Segment Revenue:	$222 million; down 10%
•	Second Quarter 2007 Operating Income:	$16.5 million; down 33%

Truck revenue declined 10% on a 6% reduction in loads hauled compared to the same quarter a year ago.  Demand was soft, especially early in the current quarter, but improved somewhat throughout the remainder of the quarter, and was on par with last year’s June demand as measured on a daily loads-per-tractor basis.  We continue to reduce the number of trucks in this segment according to customer demand and in response to continued softness in the market.  By the end of the second quarter, the tractor count was down by 412 trucks, or 8%, compared to the second quarter of 2006.  Demand slowly improved late in the current quarter and we welcomed a small, end-of-quarter spike in activity absent since last year at this time.

Overall, our rate per loaded mile, excluding fuel surcharges, decreased 2.3% during the current quarter.  We have been able to maintain much of our existing volume from consistent business without eroding previous rate gains, essentially holding rates steady, despite softer economic conditions and an exceptionally active bid season.  We believe our customers realize that once volumes return, over-the-road truck capacity will likely be insufficient to meet increased demand and many have opted for dependable capacity at reasonable prices rather than chase the cheapest carrier.  Paid deadhead was notably smaller this year and contributed greatly to the decline in rate overall.  In previous periods paid deadhead had been a sizable portion of the total rate but declined by 95% in the second quarter 2007 vs. the same quarter a year ago.  Noteworthy, rates from spot market pricing increased late in the quarter.

Integrated Capacity Solutions (ICS)

•	Second Quarter 2007 Segment Revenue:	$17 million; up 53%
•	Second Quarter 2007 Operating Income:	$0.7 million; down 33%

Integrated Capacity Solutions provides non-asset and asset-light transportation solutions to customers through relationships with third-party carriers and integration with JBHT owned equipment. ICS services include flatbed, refrigerated, LTL, as well as a variety of dry van and intermodal solutions. ICS financial results in 2006 were reported as part of the Truck segment. Revenue for ICS increased 53% from 2006 on increased volume.  Operating income for the second quarter continued to reflect higher expenses of increasing ICS staff to invest in future growth and for deploying new technology. Our staff is 2.9 times the size it was in the second quarter 2006.

ICS revenue increased sequentially 31% from the first quarter 2007 on volume gains from new and existing customers.  Our third-party carrier base grew 25% during the second quarter to over 5,000 carriers.  Technology advances deployed during the second quarter allow ICS to quickly access available carrier capacity and enhance existing communication capabilities between us and contract carriers, providing better service to customers and increased productivity of our employees.

Cash Flow and Capitalization:

Approximately 6.8 million shares of company stock were purchased during the second quarter 2007 for just over $197 million.  Approximately $303 million remained authorized by our Board of Directors and available at June 30, 2007, for purchases of company stock.  As of June 30, 2007, we owed approximately $704 million on our various credit facilities vs. $396 million at December 31, 2006.  Approximately $187 million of this increase related to the purchase of trailing equipment off operating leases and settlement payment of the proposed IRS tax adjustment.

This press release may contain forward-looking statements, which are based on information currently available.  Actual results may differ materially from those currently anticipated due to a number of factors, including, but not limited to, those discussed in Item 1A of our Annual Report filed on Form 10-K for the year ended December 31, 2006. We assume no obligation to update any forward-looking statement to the extent we become aware that it will not be achieved for any reason.  This press release and related information will be available immediately to interested parties at our web site, www.jbhunt.com.

J.B. HUNT TRANSPORT SERVICES, INC.

Condensed Consolidated Statements of Earnings

(in thousands, except per share data)

(unaudited)

	Three Months Ended June 30
	2007		2006
		% Of		% Of
	Amount	Revenue	Amount	Revenue

Operating revenues, excluding fuel surcharge revenues	$742,573		$724,041
Fuel surcharge revenues	113,287		114,213
Total operating revenues	855,860	100.0%	838,254	100.0%

Operating expenses
Rents and purchased transportation	292,155	34.2%	283,540	33.8%
Salaries, wages and employee benefits	223,350	26.1%	224,099	26.7%
Fuel and fuel taxes	114,784	13.4%	115,202	13.8%
Depreciation and amortization	50,526	5.9%	44,520	5.3%
Operating supplies and expenses	38,880	4.5%	36,662	4.4%
Insurance and claims	16,774	2.0%	15,338	1.8%
General and administrative expenses, net of gains	9,517	1.1%	9,253	1.1%
Operating taxes and licenses	8,554	1.0%	8,677	1.0%
Communication and utilities	5,093	0.6%	5,554	0.7%
Total operating expenses	759,633	88.8%	742,845	88.6%
Operating income	96,227	11.2%	95,409	11.4%
Net interest expense	10,771	1.2%	3,064	0.4%
Equity in loss of associated companies	545	0.1%	1,634	0.2%
Earnings before income taxes	84,911	9.9%	90,711	10.8%
Income taxes	21,054	2.4%	35,377	4.2%
Net earnings	$63,857	7.5%	$55,334	6.6%
Average diluted shares outstanding	142,030		154,619
Diluted earnings per share	$0.45		$0.36

J.B. HUNT TRANSPORT SERVICES, INC.
Condensed Consolidated Statements of Earnings
(in thousands, except per share data)
(unaudited)

	Six Months Ended June 30
	2007		2006
		% Of		% Of
	Amount	Revenue	Amount	Revenue

Operating revenues, excluding fuel surcharge revenues	$1,449,045		$1,414,076
Fuel surcharge revenues	204,266		204,078
Total operating revenues	1,653,311	100.0%	1,618,154	100.0%

Operating expenses
Rents and purchased transportation	558,665	33.8%	549,127	33.9%
Salaries, wages and employee benefits	442,575	26.8%	438,627	27.1%
Fuel and fuel taxes	219,829	13.3%	219,784	13.6%
Depreciation and amortization	100,047	6.0%	88,050	5.5%
Operating supplies and expenses	75,441	4.6%	71,571	4.4%
Insurance and claims	34,076	2.1%	27,800	1.7%
General and administrative expenses, net of gains	18,593	1.1%	17,875	1.1%
Operating taxes and licenses	16,933	1.0%	17,092	1.1%
Communication and utilities	10,526	0.6%	11,431	0.7%
Total operating expenses	1,476,685	89.3%	1,441,357	89.1%
Operating income	176,626	10.7%	176,797	10.9%
Net interest expense	18,126	1.1%	3,570	0.2%
Equity in loss of associated companies	1,060	0.1%	2,221	0.1%
Earnings before income taxes	157,440	9.5%	171,006	10.6%
Income taxes	49,412	3.0%	66,692	4.2%
Net earnings	$108,028	6.5%	$104,314	6.4%
Average diluted shares outstanding	144,240		156,422
Diluted earnings per share	$0.75		$0.67

Financial Information By Segment
(unaudited)

	Three Months Ended June 30
	2007		2006
	Dollar		Dollar
	Amounts	% Of	Amounts	% Of
	(000)	Total	(000)	Total

Revenue

Intermodal	$387,371	45%	$352,907	42%
Dedicated	236,310	28%	232,304	28%
Truck	222,456	26%	247,347	30%
Integrated Capacity Solutions	16,942	2%	11,102	1%
Subtotal	863,079	101%	843,660	101%
Intersegment eliminations	(7,219)	(1%)	(5,406)	(1%)
Consolidated revenue	$855,860	100%	$838,254	100%

Operating income

Intermodal	$54,185	56%	$43,367	45%
Dedicated	24,830	26%	25,926	27%
Truck	16,465	17%	24,543	26%
Integrated Capacity Solutions	678	1%	1,015	1%
Other (1)	69	0%	558	1%
Operating income	$96,227	100%	$95,409	100%

	Six Months Ended June 30
	2007		2006
	Dollar		Dollar
	Amounts	% Of	Amounts	% Of
	(000)	Total	(000)	Total
Revenue

Intermodal	$741,691	45%	$676,831	42%
Dedicated	460,597	28%	443,181	28%
Truck	436,768	26%	487,845	30%
Integrated Capacity Solutions	29,919	2%	21,376	1%
Subtotal	1,668,975	101%	1,629,233	101%
Intersegment eliminations	(15,664)	(1%)	(11,079)	(1%)
Consolidated revenue	$1,653,311	100%	$1,618,154	100%

Operating income

Intermodal	$100,747	57%	$79,293	45%
Dedicated	46,796	26%	48,760	27%
Truck	27,890	16%	45,945	26%
Integrated Capacity Solutions	1,156	1%	1,898	1%
Other (1)	37	0%	901	1%
Operating income	$176,626	100%	$176,797	100%

(1)             Includes corporate support activity

Operating Statistics by Segment
(unaudited)

	Three Months Ended June 30
	2007	2006

Intermodal (JBI)

Loads	176,681	154,953
Length of haul	1,918	1,996
Revenue per load	$2,192	$2,278
Average tractors during the period *	1,651	1,469
Tractors (end of period)
Company-owned	1,680	1,506
Independent contractor	14	21
Total Tractors	1,694	1,527
Containers (end of period)	29,494	24,738
Average effective trailing equipment usage	28,524	24,307

Dedicated (DCS)

Loads	356,042	352,874
Length of haul	253	264
Revenue per truck per week**	$3,518	$3,523
Average trucks during the period***	5,215	5,115
Trucks (end of period)
Company-owned	5,060	4,990
Independent contractor	113	122
Customer-owned (DCS Operated)	40	89
Total Trucks	5,213	5,201
Trailers (end of period)	7,317	6,519
Average effective trailing equipment usage	13,235	12,522

Truck (JBT)

Loads	209,814	223,462
Length of haul	513	520
Loaded miles (000)	108,829	117,165
Total miles (000)	123,288	131,462
Average non-paid empty miles per load	68.3	61.1
Revenue per tractor per week**	$3,709	$3,772
Average tractors during the period *	5,022	5,330
Tractors (end of period)
Company-owned	3,854	4,269
Independent contractor	999	996
Total Tractors	4,853	5,265
Trailers (end of period)	19,010	19,481
Average effective trailing equipment usage	13,167	13,671

Integrated Capacity Solutions (ICS)

Loads	11,775	6,835

* Includes company-owned and independent contractor tractors

** Using weighted workdays

*** Includes company-owned, independent contractor, and customer-owned trucks

Operating Statistics by Segment
(unaudited)

	Six Months Ended June 30
	2007	2006

Intermodal (JBI)

Loads	337,539	303,582
Length of haul	1,936	1,997
Revenue per load	$2,197	$2,229
Average tractors during the period *	1,612	1,424
Tractors (end of period)
Company-owned	1,680	1,506
Independent contractor	14	21
Total Tractors	1,694	1,527
Containers (end of period)	29,494	24,738
Average effective trailing equipment usage	27,899	24,134

Dedicated (DCS)

Loads	693,983	673,615
Length of haul	256	267
Revenue per truck per week**	$3,418	$3,412
Average trucks during the period***	5,239	5,062
Trucks (end of period)
Company-owned	5,060	4,990
Independent contractor	113	122
Customer-owned (DCS Operated)	40	89
Total Trucks	5,213	5,201
Trailers (end of period)	7,317	6,519
Average effective trailing equipment usage	13,081	12,444

Truck (JBT)

Loads	411,552	439,461
Length of haul	520	538
Loaded miles (000)	216,481	238,578
Total miles (000)	245,759	267,002
Average non-paid empty miles per load	70.6	62.3
Revenue per tractor per week**	$3,572	$3,665
Average tractors during the period*	5,111	5,423
Tractors (end of period)
Company-owned	3,854	4,269
Independent contractor	999	996
Total Tractors	4,853	5,265
Trailers (end of period)	19,010	19,481
Average effective trailing equipment usage	13,231	13,708

Integrated Capacity Solutions (ICS)

Loads	20,136	12,695

* Includes company-owned and independent contractor tractors

** Using weighted workdays

*** Includes company-owned, independent contractor, and customer-owned trucks

J.B. HUNT TRANSPORT SERVICES, INC.
Condensed Consolidated Balance Sheets
(in thousands)
(unaudited)

	June 30, 2007	December 31, 2006

ASSETS
Current assets:
Cash and cash equivalents	$6,174	$7,371
Accounts receivable	351,001	346,251
Income tax receivable	0	11,824
Prepaid expenses and other	66,062	105,797
Total current assets	423,237	471,243
Property and equipment	2,064,146	1,884,318
Less accumulated depreciation	670,275	600,767
Net property and equipment	1,393,871	1,283,551
Other assets	14,763	15,263
	$1,831,871	$1,770,057

LIABILITIES & STOCKHOLDERS’ EQUITY
Current liabilities:
Current debt	$234,000	$214,000
Trade accounts payable	180,068	170,672
Claims accruals	18,079	20,042
Accrued payroll	36,650	42,352
Other accrued expenses	32,010	7,961
Deferred income taxes	14,398	23,703
Total current liabilities	515,205	478,730

Long-term debt	469,500	182,400
Other long-term liabilities	32,699	54,656
Deferred income taxes	257,971	294,534
Stockholders’ equity	556,496	759,737
	$1,831,871	$1,770,057

Supplemental Data

(unaudited)

	June 30, 2007	December 31, 2006

Actual shares outstanding at end of period (000)	135,222	144,555

Book value per actual share outstanding at end of period	$4.12	$5.26